Exhibit 99.1

For more information, contact:

Rob Seim

Chief Financial Officer

Omnicell, Inc.

800-850-6664, ext. 6478

rob.seim@omnicell.com

Omnicell, Inc. Closes Acquisition of Germany-based MACH4 Pharma Systems

MACH4 a Leading Provider of Robotic Pharmacy Automation Solutions for Hospital and Retail Pharmacies

MOUNTAIN VIEW, Calif., — April 21, 2015 — Omnicell, Inc. (NASDAQ: OMCL), a leading provider of medication and supply management solutions to healthcare systems and pharmacies, today announced that it has completed the acquisition of MACH4 Pharma Systems, based in Bochum, Germany. MACH4’s highly automated medication management systems are installed in a base of over 1,000 retail and hospital pharmacy customers primarily in Europe, with additional installations in China and the Middle East.

MACH4 Pharma Systems’ modular robotic solutions for dispensing medications in original manufacturers’ packages enables Omnicell to serve the needs of a broad spectrum of pharmacy customers, from large hospital systems to local retailers. The flexible design of MACH4 systems provides both the chaotic method of storage and retrieval that optimizes for high capacity storage in the minimum amount of physical space, and the channel method of storage and retrieval that optimizes for speed of delivery. MACH4 systems are uniquely configurable to suit each specific customer’s needs, and complement unique capabilities of Omnicell dispensing systems to handle medications in original manufacturers’ packages.

The combination of Omnicell and MACH4 is intended to create a comprehensive automated medication management offering for hospital and retail pharmacies throughout Europe and emerging markets internationally.

“The addition of MACH4 Pharma Systems is an important component of Omnicell’s international growth strategy,” said Randall Lipps, chairman, president and CEO of Omnicell. “We look forward to integrating MACH4’s high-volume medication management technology with Omnicell automated dispensing systems in the markets we presently serve, while also expanding our opportunities through MACH4’s direct presence in Germany and France.”

With the acquisition of MACH4, the expanded Omnicell portfolio now includes innovative solutions that span robotic medication management systems, automated dispensing cabinets and medication adherence technology to meet the unique demands of the company’s growing base of customers worldwide to provide services across the continuum of care.

About Omnicell

Since 1992, Omnicell (NASDAQ: OMCL) has been creating new efficiencies to improve patient care, anywhere it is delivered. Omnicell is a leading supplier of comprehensive automation and business analytics software for patient-centric medication and supply management across the entire healthcare continuum— from the acute care hospital setting to post-acute skilled nursing and long-term care facilities to the home.

More than 3,000 customers worldwide have utilized Omnicell Automation and Analytics solutions to increase operational efficiency, reduce errors, deliver actionable intelligence and improve patient safety. Omnicell Medication Adherence solutions, including its MTS Medication Technologies brand, provide innovative medication adherence packaging solutions to help reduce costly hospital readmissions. In addition, these solutions enable approximately 6,000 institutional and retail pharmacies worldwide to maintain high accuracy and quality standards in medication dispensing and administration while optimizing productivity and controlling costs.

For more information about Omnicell, Inc. please visit www.omnicell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to the closing of the acquisition of MACH4 Pharma Systems and the benefits thereof, including Omnicell’s ability to utilize MACH4 Pharma Systems’ presence in Germany and France, the combined company’s ability to deliver a comprehensive automated medication management offering, its ability to meet the demands of its worldwide customers and provide services across the continuum of care, and other statements that are not historical facts. These forward-looking statements are based on Omnicell’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to business combination transactions, such as the risk that acquired business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company, including the reaction of the combined company’s customers and potential customers, the perceived complementary nature of the combined company’s products and solutions, uncertainty of the expected financial performance, market opportunities and results of the combined company following completion of the proposed acquisition; and the possibility that if Omnicell does not achieve the perceived benefits of the acquisition of MACH4 Pharma Systems as rapidly or to the extent anticipated by financial analysts or investors, the market price of Omnicell stock could decline; as well as other risks related Omnicell’s business, and those other risks detailed from time to time under the caption “Risk Factors” and elsewhere in Omnicell’s SEC filings and reports, including in the Annual Report on Form 10-K for the year ended December 31, 2014. Omnicell undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

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